UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2024

TILT HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56422	83-2097293
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2801 E. Camelback Road #180 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(623) 887-4900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On May 2, 2024, Standard Farms LLC, a Pennsylvania limited liability corporation (“Standard Farms”) and a subsidiary of TILT Holdings Inc., entered into a Secured Promissory Note (the “Note”). Under the terms of a Secured Promissory Note (the “Note”), Standard Farms can borrow up to $10,500,000 from a third party experienced retailer and operator (the “Lender”). Proceeds from the Note will be used to construct dispensaries obtained via a permit issued from the Department of Health, Bureau of Medical Marijuana, of the Commonwealth of Pennsylvania (the “Commonwealth”). The Standard Farms permit will allow the construction and operation of up to three (3) medical marijuana dispensaries in the Commonwealth (collectively, the “Retail Locations”). Proceeds from the Note will also be utilized for the initial setup and operation of the Retail Locations.

The Note will mature on December 31, 2027, and will initially bear interest at 20%. The interest rate will automatically increase to 30% upon Standard Farm’s opening a Retail Location and completing a first commercial sale in the Commonwealth (“Location Opening Date”). The interest rate will automatically increase to 40% six months after the Location Opening Date. No principal or interest payments will be due under the Note before the maturity date, and the Note may not be prepaid in cash or kind without the Lender’s prior written consent.

Because the capital is to fund the construction and operation of the new dispensaries, the Note is secured by a first priority security interest in the retail assets of Standard Farms (the “Borrower Collateral”), and a second priority security interest in the equity interests of Standard Farms that are held by the Company’s subsidiary Baker Technologies, Inc. (the “Baker Collateral”). Also on May 2, 2024, the Lender entered into a Consent, Collateral Release and Subordination Agreement (the “Subordination Agreement”) with TILT’s existing creditors to subordinate the Lender’s interest in the Baker Collateral and release the existing creditors’ interest in the Borrower Collateral. The Lender’s security interest is further described in in a Security Agreement, dated May 2, 2024, by and among Standard Farms, the Lender and Baker Technologies, Inc. (the “Security Agreement” and, collectively with the Note and the Subordination Agreement, the “Dispensary Agreements”).

The Note and the Security Agreement include usual and customary loan provisions including: affirmative and negative covenants, events of default, representations and warranties. In the case of an event of default under the Note, Standard Farms may become obligated to pay a multiplied balance of up to four times the then-outstanding obligations under the Note, all obligations under the Note may be accelerated and all remedies may be exercised by Lender. All obligations under the Note are guaranteed by the Company, which guarantee shall terminate if and when a first priority security interest in the properly held retail assets of a wholly-owned subsidiary of Standard Farms is activated. In order to provide collateral free from prior liens, under the terms of the loan documents, Lender will have a first-priority security interest in the equity interests of any such wholly-owned subsidiary that may be held by Standard Farms.

The foregoing description of each of the Dispensary Agreements is not complete and is qualified in its entirety by reference to the full text of each of Dispensary Agreements, copies of which will be filed with the Company’s quarterly report for the quarter ending March 31, 2024.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01 Other Events

On May 9, 2024, the Company issued a press release announcing the execution of the Dispensary Agreements. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

	(d)	Exhibits

Exhibit No.		Description

99.1		Press Release dated May 9, 2024.

104		Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILT Holdings Inc.

Date: May 9, 2024	By:	/s/ Timothy Conder
	Name:	Timothy Conder
	Its:	Chief Executive Officer